Exhibit 99.77Q3 CERT To Form N-SAR

Registrant Name: Fidelity Income Fund

File Number: 811-4085

Registrant CIK Number: 0000751199

Exhibit 77Q3-1

CERTIFICATIONS

I, Edward C. Johnson 3d, certify that:

1. I have reviewed this report on Form N-SAR of Fidelity Income Fund;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 30, 2002

/s/Edward C. Johnson 3d
Edward C. Johnson 3d

President

CERTIFICATIONS

I, Maria Dwyer, certify that:

1. I have reviewed this report on Form N-SAR of Fidelity Income Fund;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 30, 2002

/s/Maria Dwyer

Maria Dwyer

Treasurer

Exhibit 77Q3-2

Registrant Name: Fidelity Income Fund

File Number: 811-4085

Registrant CIK Number: 0000751199

Item 15

Because the electronic format for filing Form N-SAR does not provide appropriate space for responding to Item 15, information on custodian and subcustodian arrangements of each Series of the Trust is set forth below. In addition, this same information on custodian and subcustodian arrangements has been manually input in the space provided by Item 15 of certain Form N-SAR filings, as follows:

The Bank of New York	Input for Series 3 of Fidelity Boston Street Trust Form N-SAR (filed on 9/30/2002)

Trust/Fund	Series	Custodian	Sub-Custodian

Fidelity Income Fund (7/31fye)
Fidelity Ginnie Mae Fund	2	The Bank of New York	See Attachment A
Fidelity Intermediate Government Income Fund	3	The Bank of New York	See Attachment A
Fidelity Government Income Fund	4	The Bank of New York	See Attachment A

ATTACHMENT A

THE BANK OF NEW YORK
SUBCUSTODIANS
A.	Additional Custodians
Custodian
Bank of New York

B.	Special Subcustodians:
Subcustodian
Bank of New York
J.P. Morgan Chase & Co., Inc.
Citibank, N.A.

C.	Foreign Subcustodians:
Country	Foreign Subcustodian

Argentina	Banco Rio de la Plata S.A. Buenos

Australia	National Australia Bank Limited, Melbourne

Austria	Bank Austria AG, Vienna

Bahrain	HSBC Bank of the Middle East, Manama

Bangladesh	Standard Chartered Bank PLC, Dhaka

Belgium	Banque Bruxelles Lambert,
Brussels

Bolivia	Citibank, N.A. La Paz

Bermuda	Bank of Bermuda Ltd. (BBL)

Botswana	Barclays Bank of Botswana Ltd

Brazil	BankBoston, N.A.,
Sao Paulo

Bulgaria	ING Bank N.V. (ING)

Canada	Royal Bank of Canada

Chile	BankBoston, N.A., Santiago

China Shanghai	Standard Chartered Bank, Shanghai

China Shenzhen	Standard Chartered Bank, Shenzhen

Colombia	Cititrust Colombia S.A., Sociedad Fiduciaria,
Bogota

Costa Rica	Banco BCT S.A., San Jose

Croatia	Privredna Banka Zagreb d.d., Zagreb

Cyprus	Bank of Cyprus, Nicosia

Czech Republic	Ceskoslovenska Obchodnibanka,
S.A., Prague

Denmark	Den Danske Bank, Copenhagen

Ecuador	Citibank, N.A., Quito

Egypt	Citibank, N.A., Cairo

Estonia	Hansabank Ltd., Tallinn

Finland	Nordea Bank Finland Plc., Helsinki

France	BNP Paribas Securities Services, S.A., Paris
Credit Argricole Indosuez, Paris

Germany	Dresdner Bank AG, Frankfurt

Ghana	Barclays Bank of Ghana Limited

Greece	BNP Paribas Securities Services, S.A., Athens

Hong Kong	The Hongkong & Shanghai Banking

Hungary	HVB Bank Hungary Rt.

Iceland	Landsbanki Island, Reykjavik

India	Hongkong & Shanghai Banking Corp. Ltd.,
Mumbai
Deutsche Bank AG, Mumbai

Indonesia	Hongkong & Shanghai Banking Corp. Ltd.,
Jakarta

Ireland	Allied Irish Banks PLC, Dublin

Israel	Bank Leumi Le Israel, B.M., Tel Aviv

Italy	Intesa BCI Spa, Milan
BNP Paribas Securities Services S.A., Milan

Ivory Coast	Societe Generale de Banques
en Cote d Ivoire, Abidjan

Jamaica	CIBC Trust and Merchant Bank Jamaica Limited, Kingston

Japan	Mizuho Corporate Bank, Ltd., Tokyo
Bank of Tokyo Mitsubishi, Ltd., Tokyo

Jordan	HSBC BAnk of the MIddle East, Amman

Kazakhstan	ABN AMRO Bank Kazakhstan, Almaty

Kenya	Barclays Bank of Kenya Ltd.

Latvia	A/s Hansabanka, Riga

Lebanon	HSBC Bank Middle East, Beirut

Lithuania	Vilniaus Bankas AB, Vilniaus

Luxembourg	Banque et Caisse dEpargne de lEtat Luxembourg,
Luxembourg

Malaysia	HSBC Bank Malaysia Berhad, Kuala Lumpur

Malta	HSBC Bank Malta PLC, Valletta

Mauritius	HongKong & Shanghai Banking Corp., Ltd.
Port Louis

Mexico	Banco Nacional de Mexico S.A., Mexico, D.F.

Morocco	Banque Commerciale du Maroc, Casablanca

Namibia	Standard Bank Namibia Ltd., Windhoek

Netherlands	Fortis Bank (Nederland) N.V., Amsterdam

New Zealand	National Nominees Ltd., Auckland

Nigeria	Stanbic Bank Nigeria Limited, Lago

Norway	Den norske Bank, Oslo

Oman	HSBC Bank of the Middle East, Muscat

Pakistan	Standard Chartered Bank, Karachi

Panama	BankBoston, N.A. Panama City

Palestine	HSBC Bank Middle East, Ramallah

Peru	Citibank, N.A., Lima

Philippines	Hongkong & Shanghai Banking Corp. Ltd.,
Manila

Poland	Bank Handlowy W. Warzawie, S.A., Warsaw

Portugal	Banco Comercial Portugues, S.A.,
Lisbon

Qatar	HSBC Bank Middle East, Doha

Romania	ING Bank N.V., Bucharest

Russia	ING Bank Eurasia ZAO (ING)
Deutsche Bank, Moscow
Vneshtorgbank, Moscow

Singapore	United Overseas Bank, Singapore
The Development Bank of Singapore Ltd.,
Singapore

Slovak Republic	Ceskoslovenska obchodni banka, a.s. popocka zahranicnej banky v SR

Slovenia	Bank Austria Creditanstalt d.d., Ljubljana

South Africa	Standard Bank of South Africa Ltd.,
Johannesburg
Societe Generale, Johannesburg

South Korea	Standard Chartered Bank, Seoul

Spain	Banco Santander Central Hispano, S.A., Madrid
Banco Bilbao Vizcaya Argentaria, S.A., Madrid

Sri Lanka	Standard Chartered Bank, Colombo

Swaziland	Standard Bank Swaziland Ltd., Mbabane

Sweden	Skandinaviska Enskilda Banken, Stockholm

Switzerland	Credit Suisse First Boston, Zurich

Taiwan	Hongkong and Shanghai Banking Corp., Ltd.,
Taipei

Thailand	Standard Chartered Bank, Bangkok
Bangkok Bank Public Company
Limited, Bangkok

Trinidad & Tobago	Republic Bank Limited, Port of Spain

Tunisia	Banque International Arabe de Tunisie, Tunis

Turkey	Garanti Bank, Istanbul

Ukraine	ING Bank Ukraine, Kiev

United Arab Emirates	HSBC Bank Middle East, Dubai

United Kingdom	The Bank of New York, London

Uruguay	BankBoston, N.A., Montevideo

Venezuela	Citibank, N.A., Caracas

Vietman	The Hongkong and Shanghai Banking Corporation, Limited, Ho Chi Minh City

Zambia	Barclays Bank of Zambia Ltd., Lusaka

Zimbabwe	Barclays Bank of Zimbabwe Ltd., Harare